Exhibit 10.3

BUSINESS ADVISORY AGREEMENT - ACCI and James Hines

This Business Advisory Agreement ("Agreement") dated this 30th day of November, 2001, is entered into by and between James Hines ("Advisor"), an individual residing in the state of Ohio, and American Career Centers, Inc. ("Company" or "ACCI"), a Nevada corporation. Advisor and Company may each be referred to as a "Party" and together Advisor and Company may be referred to as the "Parties".

WHEREAS, Company desires to obtain strategic planning services to evaluate its business status and possible new directions for Company and its future development;

WHEREAS, Company wishes to engage Advisor to complete a thorough evaluation of Company's business practices and business development programs and provide recommendations about various courses of action;

WHEREAS, Company wishes to engage Advisor to perform a complete review of its current business procedures and make recommendations; and

WHEREAS, after reviewing Company's business goals with management, Advisor is sufficiently confident that management's objectives can be achieved;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Parties hereto agree as follows:

1. Responsibilities of Advisor. Advisor agrees to become a management consultant to Company with respect to the evaluation of the current business development programs and growth strategies, and make recommendations as to possible ways to focus the assets and management resources to achieve long-term growth. Advisor will complete an analysis of Company's current operation and management structures. Advisor will work with management to evaluate all strategic plans and evaluate the current capabilities of Company in view of its organization and resources. In addition, Advisor will continue in the role of business development for Company. It is understood that this program of business development may involve the Company in possible business combination or joint venture transactions. None of the services to be provided by Advisor under this Agreement shall be in connection with the offer and sale of securities of ACCI in a capital raising transaction, nor shall such services directly or indirectly promote or maintain a market for any of ACCI's securities. Advisor shall provide Company with his opinion and recommendations with respect to the most appropriate means of meeting corporate goals; however, the implementation of such recommendations shall be at the sole and exclusive option of Company.

2. Analysis and Review. Advisor agrees to provide the following services, and such other advisory services as may be appropriate and required to assist in Company's efforts to meet the corporate goals:

        A. Conduct summary due diligence and analysis of Company's operation and structures to ascertain the feasibility of the Program ("Recommendation"). Such analysis shall include a critical evaluation of the information and documents delivered to Advisor by Company prior to implementation of any revision of a focused business development program, and

        B. Provide Company with a formal recommendation for implementation of the changes.

3. Program Implementation. Upon receipt of formal approval and written authorization from Company to proceed with the Program, Advisor shall:

        A. Advise Company with respect to a plan to find business partners;

        B. Provide an analysis of possible strategic alliances;

        C. Provide a program for expansion of the company marketing programs;

        D. Create system for evaluating possible alliance candidates; and

        E. Assist Company wherever possible with the implementation of each of the above-enumerated steps.

4. Responsibilities of Company. In connection with the above activities, which will be undertaken by Advisor on Company's behalf, Company shall fully cooperate with the Advisor in the fulfillment of its duties hereunder, and Company and Advisor agree to the following:

        A. Relationship. Advisor is an independent contractor of Company and will act as an advisor to Company in accordance with this Agreement. Advisor acknowledges and agrees that it is his responsibility to provide all employment taxes, insurance premiums and local, state and federal taxes related to this Agreement. Neither FICA (Social Security), FUTA (Federal Unemployment), nor local, state or federal income taxes will be withheld from payments to Advisor.

        B. Access to Information. Furnish all non-privileged information and data concerning Company, any transactions or prior transactions which Advisor may request.

C. Access to Company Officers and Professionals. Company will provide Advisor complete access to Company's officers, directors, employees, accountants, counsel and other key persons.

5. Term. The term of this Agreement shall be for a period of four months, commencing on the date first set forth above.

6. Truthful Representations. Company represents and warrants that all information (a) made available to the Advisor, or (b) contained in any materials prepared by Company will, at all times during this engagement be true, accurate and complete in all material respects and will not contain any untrue statement of a material fact or omit to state therein any fact necessary to make the statements therein not misleading in light of the circumstances under which they are made. Company further represents that any projections provided to Advisor or contained in any materials prepared by or on behalf of Company with respect to the subject matter thereof will have been prepared in good faith and will be based on assumptions which in light of the circumstances under which they are made are in Company's determination, reasonable.

7. Responsibility for Representations. Company acknowledges and agrees that in rendering its services as agreed hereunder, Advisor will be using and relying on the information (and information available from public sources and other sources deemed to be reliable) without independent verification thereof and without independent appraisal of any of Company's assets. Advisor does not assume responsibility for the accuracy or completeness of the information. Any advice rendered by Advisor pursuant to this Agreement may not be disclosed publicly without Company's prior written consent.

8. Indemnification of Advisor. If in connection with the services or matters that are the subject of this Agreement Advisor becomes involved in any capacity in any action or legal proceeding, due to the actions, information, position, assertions, and/or affirmations put forth by Company or by Advisor at the direction of Company, or in reliance upon material or information furnished by Company, Company agrees to indemnify and hold harmless Advisor as the case may be for the reasonable legal fees of counsel, court costs and other expenses (including the costs of investigation and preparation) incurred. Company also agrees to hold harmless Advisor against any losses, claims, damages or liabilities, joint services or matters which are the subject of this Agreement; provided however that Company shall not be liable to Advisor with respect to any loss, claim, damages or liability to the extent and only to the extent that such loss, claim, damage or liability resulted from the gross negligence or willful misconduct of Advisor. The provisions of this paragraph shall survive the expiration of the period of this Agreement including any extensions thereof set forth herein.

9. Implementation of Program. In the event that Company provides Program Authorization to Advisor, Company agrees, subject to its resources, to:

        A. Allocate the services of its Chief Executive Officer, Chief Financial Officer and engage such other outside professionals as required to successfully implement and complete each task associated with the Program, pursuant to Advisor's recommendation, unless modified in writing by the mutual consent of the parties, and

        B. Issue such compensation as may be suggested by Advisor so as to cause timely implementation of the Program pursuant to Advisor's recommendation, unless modified in writing by the mutual consent of the parties.

10. Compensation. In consideration for the services which are to be provided by Advisor under this Agreement, Company agrees to compensate Advisor as follows:

        A. Analysis and Review Services. Company will pay to Advisor for services rendered for the period August 1, 2001 through November 30, 2001 at the rate of $4,000 per month due and payable on November 1, 2001, along with the non-refundable engagement fee of $17,333.00, due on September 15, 2001 for a total of $24,000 all past due and all payable upon the execution of this Agreement.

        B. Stock in Lieu of Cash Compensation. Advisor will be paid in restricted Common Stock of ACCI. The ratio that will govern the amount of stock considered equal to an amount of cash fee will be 1.20:1 ($1.20 in stock will be considered equal to $1.00 in cash). To determine the exact number of shares to be awarded in lieu of cash, the "Stock Equivalent" shall be divided by the closing bid price of the shares as quoted on the OTC:BB as of November 27, 2001, which is $.05 per share. Utilizing the calculation described above, 800,000 shares of restricted ACCI common stock, par value $ .001 per share, will be issued to satisfy the compensation due under this Agreement. All shares will be issued according to all state and federal rules and regulations. Company shall use all reasonable and best efforts to prepare and file a Form S-8 Registration Statement covering the registration of the above-referenced shares within 10 days in of the date of the execution of this Agreement. Company will bear the full expense of the Form S-8 Registration filing.

11. Expenses. Upon demand, but no more than monthly, Company shall reimburse Advisor for all of his reasonable out of pocket expenses incurred in connection with the performance of his services pursuant to this Agreement. Such expenses shall include, but not be limited to travel, lodging, research, entertainment, printing, postage and similar charges. Advisor agrees that he shall obtain authorization from Company prior to incurring any expense in excess of Five Hundred Dollars ($500.00).

12. Confidentiality. Except to the extent necessary to perform its obligations hereunder or to comply with any applicable law, regulation or rule, neither Party shall disclose or divulge to any third party other than the other Party's directors, officers, auditor or legal advisors, either before or after the termination of this Agreement, any document or information exchanged between the Parties during the term of this Agreement without prior written consent of the other Party, which consent shall not unreasonably withheld.

13. Use of Advice and Recommendations. Neither the Recommendations or any advice, whether oral or in writing, and no other material prepared for Company in connection with Advisor's services hereunder is to be used for any purpose other than the purpose for which such report, advice or material was prepared, or is to be used or referred to by Company in any public documents or otherwise publicly referred to without Advisor's written consent. Notwithstanding the foregoing, in the event that Company receives a request to disclose all or any part of the information contained in any such report, advice or material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, Company may disclose such information provided that Company notifies Advisor of the existence, terms and circumstances surrounding such request.

14. Non-Circumvention. Company hereby irrevocably agrees not to circumvent, avoid or bypass Advisor, either directly or indirectly. Company will not directly use or approach Advisor's associates, contacts or introductions in order to avoid payments of fees to Advisor, or otherwise benefit, either financially or otherwise, from information supplied to it or individuals and or business entities introduced to it by Advisor with regard to any business opportunity, business combination or joint venture under discussion. The spirit of mutual trust and confidence shall be the underlying principle of this undertaking, and the Parties agree to adhere thereto.

15. Termination by Advisor. It is hereby agreed and understood that Advisor shall have the right to interview Company and accomplish a due diligence review with respect to Company's representations and that at Advisor's sole discretion if such interviews and due diligence demonstrate substantive and/or material discrepancies from that which was put forth by the Company then Advisor shall have the right to terminate this Agreement and be held harmless from any claims of Company for such termination as well as from any claims of third parties which may result from any such discrepancy. In the event that Advisor is unable to perform its responsibilities under this Agreement due to the failure of Company to perform its responsibilities hereunder, Advisor shall be released from its responsibilities under this Agreement and shall receive any compensation due and owing pursuant to Paragraph 10 above.

16. Termination by Company. Notwithstanding Paragraph 5, Company may terminate this Agreement at any time, without cause, upon thirty (30) days' written notice to Advisor. In the event that Company terminates Advisor without cause prior to the expiration of the term set forth in Paragraph 5, Advisor shall be entitled to all compensation set forth in Paragraph 10. In the event that at time of such termination Company shall be in discussions with respect to any persons or entities introduced by Advisor, Advisor will maintain the exclusive right to conclude any transactions between Company and such persons or entities. In case of termination, regardless of when or by whom such termination may have been brought about, Advisor will receive full reimbursement for the entire amount of expenses incurred by Advisor in connection with his services pursuant to Paragraph 11 of this Agreement. Neither termination nor completion shall affect the provisions of Paragraphs 6, 7, 8, 11, 12, 13 or 14, which shall remain operative and in full force and effect for a period of two years subsequent to termination.

17. Securities Laws. The Parties to this Agreement mutually agree to comply with any and all applicable securities laws with respect to their performance under this Agreement.

18.     Miscellaneous Provisions.

        A. Notices. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth herein. Notice shall be given to Advisor as follows: 2637 Erie Avenue, Cincinnati, Ohio, 45208. Notice shall be given to Company as follows: American Career Centers, Inc. 13618 North 99th Avenue, Sun City, AZ 85351.

        B. Binding Agreement; Assignment. This Agreement shall constitute the binding agreement of the Parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the Parties hereto, and their respective successors and permitted assigns.

        C. Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and the transactions contemplated hereby.

        D. Waiver. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

        E. Headings. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

        F. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        G. Further Documents and Acts. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

        H. Governing Law & Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of laws applied thereby. The parties hereby agree that any disputes arising hereunder shall be brought before any court of competent jurisdiction sitting in the city of Las Vegas, and hereby consent to jurisdiction and venue in the State of Nevada.

        I. Advice, Drafting. Each party further agrees and acknowledges that this Agreement represents the respective understandings of such parties as negotiated between them, and no ambiguity or other aspect of this Agreement shall be construed against any party solely by virtue of the drafting or presentment of this Agreement. Each party has been advised to speak with a legal and an accounting professional to understand the legal and tax implications and impact of the transactions contemplated hereby, and neither party has relied upon the other, the Company or their respective counsel in connection therewith.

        J. Severability. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the Parties.

        K. Survival. The representations, warranties, general covenants and indemnities contained in this Agreement shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:
AMERICAN CAREER CENTERS, INC.

By: /s/ Ronald Mears
        --------------------
        Ronald Mears
        President & CEO


ADVISOR:
JAMES HINES

By: /s/ James Hines
        --------------------
        James Hines